FFP Marketing Company, Inc.
November 30, 1998
Page 2

                                   Exhibit 5.1

                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION

                        FOUNTAIN PLACE
                 1445 ROSS AVENUE, SUITE 3200                   AUSTIN, TEXAS
                       DALLAS, TX 75202                        (512) 499-3800

                         (214) 855-4500                        HOUSTON, TEXAS
                   TELECOPIER (214) 855-4300                   (713) 951-3300

                                                             SAN ANTONIO, TEXAS
                                                               (210) 246-5000

                                                               WASHINGTON, D.C.
WRITER'S DIRECT DIAL NUMBER                                    (202) 326-1500
    (214) 855-4361


                                November 30, 1998

FFP Marketing Company, Inc.
2801 Glenda Avenue
Fort Worth, Texas  76117

         Re:      FFP Marketing Company, Inc. Registration Statement

Gentlemen:

         We have  acted as  counsel  to FFP  Marketing  Company,  Inc.,  a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about November 30, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 234,333 shares (the "Shares") of the $.01 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the FFP Marketing Company, Inc. Nonqualified Stock Option Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the reservation and issuance of 234,333 shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, and assuming that

         (1) the outstanding shares are duly granted, and the shares to be granted in the future will be duly granted in accordance with the terms of the Plan;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted shares of Common Stock under the Plan; and


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FFP Marketing Company, Inc.
November 30, 1998
Page 2


         (3) the consideration for Common Stock issued pursuant to the Plan is actually received by the Company as provided in the Plan (and/or the agreements executed in connection with the Plan), and exceeds the par value of such shares;

this firm is of the opinion that the Company presently has available at least 234,333 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 234,333 shares of Common Stock issued or proposed to be issued pursuant to the exercise of options granted under the Plan and the 234,333 shares of Common Stock that may be issued in accordance with the terms of the Plan will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      JENKENS & GILCHRIST,
                                      a Professional Corporation


                                      By: /s/ W. Alan Kailer
                                         ---------------------
                                          W. Alan Kailer, Esq.

cc:      E. Leigh Gillett, Esq.
         Heather L. Radliff, Esq.